SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

Strategic Hotel Capital, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 24, 2006, each of Mr. Jonathan A. Langer and Mr. Robert M. Falzon notified Strategic Hotel Capital, Inc. (the “Company”) that they will be resigning from their position as directors of the Company effective upon the closing of the Offering (as defined below) which is expected to occur on January 30, 2006. A copy of the press release relating to Mr. Langer and Mr. Falzon’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 26, 2006, the Company issued a press release announcing the pricing of the Offering (as defined below). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 24, 2006, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”) and the selling stockholders named therein (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters 7,500,000 shares (the “Company Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and the Selling Stockholders agreed to sell to the Underwriters 10,527,513 shares of Common Stock (the “Selling Stockholder Shares” and, together with the Company Shares, the “Offered Shares”). In addition, the Company and the Selling Stockholders granted the Underwriters an option to purchase up to an additional 500,000 and 2,204,127 shares of Common Stock (the “Option Shares”), respectively, to cover over-allotments, if any (the “Offering”). The Underwriters may exercise the option at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Underwriting Agreement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated as of January 24, 2006, by and among the Company, Strategic Hotel Funding, L.L.C., the selling stockholders named therein, and Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters listed therein.

99.1	Press Release dated January 26, 2006.

99.2	Press Release dated January 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

By:	/s/ Monte J. Huber
Name:	Monte J. Huber
Title:	Vice President, Controller and Treasurer

Date: January 26, 2006

Exhibit Index

1.1	Underwriting Agreement, dated as of January 24, 2006, by and among the Company, Strategic Hotel Funding, L.L.C., the selling stockholders named therein, and Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters listed therein.

99.1	Press Release dated January 26, 2006.

99.2	Press Release dated January 26, 2006.